Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900
September 6, 2018

Freshpet, Inc.

400 Plaza Drive, 1st Floor

Secaucus, New Jersey 07094

Ladies and Gentlemen:

We have acted as special counsel to Freshpet, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the sale from time to time, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of 7,878,773 shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”) to be sold by certain stockholders of the Company (the “Selling Stockholders”).

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

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We have also assumed that:

(i)

the Registration Statement (and any amendments thereto) will be effective and will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement;

(ii)

a prospectus supplement or term sheet describing the Shares offered thereby (“Prospectus Supplement”), to the extent required by applicable law, will have been filed with the Commission and will comply with all applicable laws;

(iii)	the Shares will be sold in the form and containing the terms set forth in the Registration Statement and the appropriate Prospectus Supplement; and

(iv)	all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, if applicable.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares to be offered by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, as currently in effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

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